UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2017
Date of Report

Q BioMed Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-193328	46-4013793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ortoli Rosenstadt LLP	10022
(Address of principal executive offices)	(Zip Code)

(212) 588-0022
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01                      Entry into a Material Definitive Agreement

On August 1, 2017, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with accredited investors pursuant to which we sold units (the “Units”) consisting of one share of our common stock and a warrant (each, a “Warrant”) to purchase a share of our common stock at $3.20 per Unit.  Pursuant to the Securities Purchase Agreement, we sold 953,249 Units in exchange for aggregate proceeds of approximately $3,050,000 (the “Placement”) of which $518,400 came from the retirement of outstanding convertible notes and interest thereon.  We intend to use the proceeds from the Placement for general corporate purposes, initiating commercial production of Strontium Chloride Sr-89, an FDA approved generic drug for the treatment of pain associated with metastatic bone cancer, and progressing the pre-IND work on QBM001 for the treatment of young children with a rare autistic spectrum disorder causing them to lose the ability to speak.

The Warrants have an exercise price of $4.50.  If at any time after the six-month anniversary of the Placement a portion of the shares underlying the Warrants are not registered for resale pursuant to the Securities Act of 1933, as amended, the Warrants to which those underlying shares relate may be exercised on a cashless basis. The Warrants are exercisable for five years from the date of the Placement.

We also executed a Registration Rights Agreement pursuant to which we are required to file a registration statement (the “Registration Statement”) for the resale of the common stock sold in the Placement and the shares underlying the Warrants sold in the Placement within 45 days of the Placement. We are required to cause such registration statement to be declared effective within 120 days of the Placement.

Pursuant to the terms of a placement agency agreement that we entered into on June 5, 2017 (the “Placement Agency Agreement”), we engaged a placement agent in connection with the Placement.  Under the terms of the Placement Agency Agreement, we paid the placement agent a fee of approximately $129,000 (approximately 4.2% of the gross amount of the Placement) and issued the placement agent 39,247 warrants on the same terms as the Warrants included in the Units.

Item 3.02          Unregistered Sale of Equity Securities

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02.  The Units, their underlying securities and the Placement Agent Warrants were issued in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act.  This transaction qualified for exemption from registration because among other things, the transaction did not involve a public offering, the investors were accredited investors, the investors had access to information about our company and its investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 7.01                      Regulation FD Disclosure.

On August 2, 2017, we issued a press release entitled “Q BioMed Inc. Closes $3 million Equity Funding.” A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

Item 9.01                      Financial Statements and Exhibits.

Exhibits.

10.1	Form of Securities Purchase Agreement, dated August 1, 2017
10.2	Form of Registration Rights Agreement, dated August 1, 2017
10.3	Form of Warrant
10.4	Placement Agency Agreement, dated June 5, 2017
99.1	Press Release entitled “Q BioMed Inc. Closes $3 million Equity Funding”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q BioMed Inc.
Date: August 2, 2017	By: /s/ Denis Corin Name: Denis Corin Title: President